Exhibit 23.1

Securities and Exchange Commission
450 Fifth Streert, N.W.
Washington, D.C. 20549

27 June 2008

Commissioners,

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of Amarin Corporation plc of our report dated May 19, 2008 relating to the financial statements, which appears in Amarin Corporation plc's Annual Report on Form 20-F for the year ended December 31, 2007. We also consent to the references to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers